UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )
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LIGHTBRIDGE, INC.

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LIGHTBRIDGE, INC.
30 Corporate Drive
Burlington, Massachusetts 01803
NOTICE OF SPECIAL MEETING IN LIEU OF 2005 ANNUAL MEETING OF STOCKHOLDERS
Dear Stockholder:
      We invite you to attend our Special Meeting in Lieu of 2005 Annual Meeting of Stockholders, which is being held as follows:

Date:	Monday, June 20, 2005
Time:	9:00 a.m.
Location:	Lightbridge, Inc. 30 Corporate Drive Burlington, Massachusetts 01803
      At the meeting, we will ask you and our other stockholders to:

•	elect two Class III directors, each for a three-year term; and

•	consider any other business properly presented at the meeting.
      You may vote on these matters in person or by proxy. Whether or not you plan to attend the meeting, we ask that you complete and return the enclosed proxy card promptly in the enclosed addressed, postage-paid envelope, so that your shares will be represented and voted at the meeting in accordance with your wishes. If you attend the meeting, you may withdraw your proxy and vote your shares in person. Only stockholders of record at the close of business on April 22, 2005 may vote at the meeting.

By order of the Board of Directors,

Eugene J. DiDonato
Secretary
May 6, 2005

PROXY STATEMENT
FOR THE
LIGHTBRIDGE, INC.
SPECIAL MEETING IN LIEU OF
2005 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION ABOUT THE MEETING
The Meeting
      Lightbridge, Inc.’s Special Meeting in Lieu of 2005 Annual Meeting of Stockholders will be held at 9:00 a.m. on Monday, June 20, 2005 at Lightbridge’s corporate offices, 30 Corporate Drive, Burlington, Massachusetts 01803. At the meeting, stockholders who are present or represented by proxy will have the opportunity to vote on the election of two Class III directors, each for a three-year term, and any other business properly presented at the meeting.
This Proxy Solicitation
      We have sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the meeting (including any adjournment or postponement of the meeting).

•	This proxy statement summarizes information about the proposals to be considered at the meeting and other information you may find useful in determining how to vote.

•	The proxy card is the means by which you actually authorize another person to vote your shares at the meeting in accordance with your instructions.
      We will pay the cost of soliciting these proxies. Our directors, officers and employees may solicit proxies in person, by telephone or by other means. We will reimburse brokers and other nominee holders of shares for expenses they incur in forwarding proxy materials to the beneficial owners of those shares. At present, we do not plan to retain the services of a proxy solicitation firm to assist us in this solicitation.
      We are mailing this proxy statement and the enclosed proxy card to stockholders for the first time on or about May 6, 2005. In this mailing, we are including a copy of our 2004 Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2004 (excluding exhibits), as filed with the Securities and Exchange Commission.
How to Vote
      You are entitled to one vote at the meeting for each share of common stock registered in your name at the close of business on April 22, 2005. You may vote your shares at the meeting in person or by proxy.

•	To vote in person, you must attend the meeting, and then complete and submit the ballot provided at the meeting.

•	To vote by proxy, you must complete and return the enclosed proxy card. Your proxy card will be valid only if you sign, date and return it before the meeting. By completing and returning the proxy card, you will direct the persons named on the proxy card to vote your shares at the meeting in the manner you specify. If you complete all of the proxy card except the voting instructions, then the designated persons will vote your shares FOR the election of the nominated directors. If any other business properly comes before the meeting, then the designated persons will have the discretion to vote in any manner.
      If you vote by proxy, you may revoke your proxy at any time before it is exercised by taking one of the following actions:

•	sending written notice to our Secretary at our address set forth on the notice of meeting appearing on the cover of this proxy statement;

•	voting again by proxy on a later date; or

•	attending the meeting, notifying our Secretary that you are present, and then voting in person.

Shares Held by Brokers or Nominees
      If a broker or nominee holds shares of our common stock for you in its name, then this proxy statement may be forwarded to you with a voting instruction card, which allows you to instruct the broker or nominee how to vote your shares on the proposals described herein. To vote by proxy, you should follow the directions provided with the voting instruction card. If your shares are held by a broker and you do not provide timely voting instructions, the broker may have discretionary authority to vote your shares on matters which are considered routine. For non-routine matters, if you do not provide instructions, the broker will not vote your shares, which results in a “broker non-vote.” To vote your shares in person, you must obtain a properly executed legal proxy from the record holder of the shares which identifies you as a Lightbridge stockholder and authorizes you to act on behalf of the record holder with respect to a specified number of shares.
Quorum Required to Transact Business
      At the close of business on April 22, 2005, 26,596,867 shares of common stock were outstanding. Our by-laws require that a majority of our common stock be represented, in person or by proxy, at the meeting in order to constitute the quorum we need to transact business. We will count abstentions and broker non-votes in determining whether a quorum exists.
Multiple Stockholders Sharing the Same Address
      If you and other residents at your mailing address own shares of common stock through a broker or other nominee, you may have received only one copy of this proxy statement and our 2004 Annual Report if you so elected. If you and other residents at your mailing address own shares of common stock in your own names, you may have received only one copy of this proxy statement and our 2004 Annual Report unless you provided our transfer agent with contrary instructions.
      This practice, known as “householding,” is designed to reduce our printing and postage costs. You may promptly obtain an additional copy of this proxy statement and our 2004 Annual Report by sending a written request to Lightbridge, Inc. Investor Relations, 30 Corporate Drive, Burlington, Massachusetts 01803 or by calling our Investor Relations department at 781-359-4000. If you hold your shares through a bank or other nominee and wish to discontinue householding or change your householding election, you may do so by calling 1-800-542-1061 or writing to ADP, 51 Mercedes Way, Englewood, NY 11717. If you hold your shares in your own name and wish to discontinue householding or change your householding election, you may do so by calling 1-877-777-0800 or writing to American Stock Transfer & Trust Company, 59 Maiden Lane, New York, NY 10038.

PROPOSAL 1: ELECTION OF TWO DIRECTORS
      The first proposal on the agenda for the meeting is the election of two people to serve as Class III directors, each for a three-year term beginning at the meeting and ending at our 2008 annual meeting of stockholders. Our Board of Directors currently has six members and is divided into three classes. We currently have one Class I director, three Class II directors and two Class III directors. Members of each class of directors serve for three-year terms. We stagger these terms so that the term of only one class expires each year.
Nominees for Election
      The nominees for election as Directors are Robert E. Donahue and Kevin C. Melia for re-election as Class III directors. Brief biographies of Messrs. Donahue and Melia, as of April 22, 2005, follow. You will find information about each nominee’s holdings of common stock on page 19.

Robert E. Donahue Class III Director Nominee	Mr. Donahue joined our Board of Directors in January 2004, and has served as our President and Chief Executive Officer since August 2004. From November 2003 to January 2004, Mr. Donahue provided financial consulting services to KO Instruments, Inc., an electronic instruments manufacturer. From November 2002 until November 2003, Mr. Donahue was Vice President and General Manager, Americas After Market Solutions at Celestica Inc., an electronics manufacturing services provider. From October 2000 to March 2002, Mr. Donahue was President and Chief Operating Officer of Manufacturers Services Ltd., an electronic manufacturing services company. From January 1999 to October 2000, Mr. Donahue was President and Chief Financial Officer at Manufacturers Services Ltd. and from August 1997 to January 1999, he was Chief Financial Officer of that company. Mr. Donahue currently serves as a director of Concord Communications, Inc., a network management software company. Mr. Donahue is 56 years old.

Kevin C. Melia Class III Director Nominee	Mr. Melia has served on the Board of Directors since October 2002, and was elected Chairman of the Board in March 2003. From January 2002 through January 2003 and from June 1994 through January 2002 he served as Chairman, and Chairman and Chief Executive Officer, respectively, of Manufacturers Services Ltd., an electronic manufacturing services company. He currently serves as Chairman of the Board of Directors and member of the Audit Committee of Iona Technologies PLC, a provider of integration software, a Director of Radisys Corporation, a hardware design company and Chairman of the Board of Directors of Manugistics Group, Inc., a software distribution company. Mr. Melia is 57 years old.
      Mr. Donahue is being nominated for election pursuant to the terms of his employment agreement, dated January 7, 2005, under which Lightbridge has agreed to nominate him and recommend him for election as a director during the term of his employment. If for any reason Mr. Donahue or Mr. Melia becomes unavailable for election, the persons designated in the proxy card may vote the shares represented by proxy for the election of a substitute. Messrs. Donahue and Melia have each consented to serve as a director if elected, and we currently have no reason to believe that either of them will be unable to serve.
      The two people receiving the greatest number of votes cast will be elected as Class III directors.

      Our Board of Directors recommends that you vote FOR the election of Messrs. Donahue and Melia as Class III Directors.
OUR BOARD OF DIRECTORS
Background Information About Directors Continuing in Office
      The Class I and Class II directors will continue in office following the meeting, and their terms will expire in 2006 (Class I) and 2007 (Class II). Brief biographies of these directors, as of April 22, 2005, follow. You will find information about their holdings of common stock on page 19.

Gary E. Haroian Class I Director	Mr. Haroian was elected to our Board of Directors in February 2005. Mr. Haroian is currently a consultant to emerging technology companies. From April 2000 to October 2002, Mr. Haroian served in various positions at Bowstreet, Inc., a provider of software application tools, including as Chief Financial Officer, Chief Operating Officer and Chief Executive Officer. From 1997 to 2000, Mr. Haroian served as Senior Vice President of Finance and Administration and Chief Financial Officer of Concord Communications, Inc., a network management software company. Mr. Haroian served as a Certified Public Accountant for a major public accounting firm prior to his career as an executive in the technology industry. Mr. Haroian is a member of the Board of Directors and Chairman of the Audit Committee of Network Engines, Inc., a developer and manufacturer of security and storage appliances. Mr. Haroian also currently serves as a member of the Board of Directors and Chairman of the Audit Committee of Aspen Technology, Inc., a provider of software and implementation services to the process industries, and currently serves as a member of the Board of Directors and Chairman of the Audit Committee of Embarcadero Technologies, Inc., a provider of data lifecycle management solutions. Mr. Haroian is 53 years old.

Rachelle B. Chong Class II Director	Ms. Chong has served as one of our directors since February 2001. She joined our board under the terms of our merger agreement with Corsair Communications, Inc. Ms. Chong had served as a director of Corsair since December 1998. Since July 2001, she has been President of Carina Jewelry Inc., a retail jewelry business and e-commerce company. From January 2000, she served as General Counsel and Vice President, Government Affairs, of BroadBand Office, Inc. (BBO), a provider of communications, Internet and ebusiness solutions in large office buildings. BBO filed a petition under Chapter 11 of the US Bankruptcy Code in May 2001. Prior to BBO, she was a partner specializing in communications and Internet matters with the multinational law firm of Coudert Brothers in San Francisco and Palo Alto. From May 1994 to November 1997, she served as a Commissioner of the Federal Communications Commission in Washington, D.C. Prior to her federal government service, Ms. Chong was a partner with the law firms of Graham & James and Coudert Brothers. Ms. Chong is 45 years old.

Andrew G. Mills Class II Director	Mr. Mills has served as one of our directors since May 2000. Mr. Mills was the founder of Intego Solutions, Inc. a company formed to seek opportunities for buyouts and major recapitalizations in the business-to- business information services sector. Mr. Mills served as Chairman of Intego Solutions, Inc. from January 1999 to April 2001. From January 1996 to December 1998, Mr. Mills was President and Chief Executive Officer of Thomson Financial and Professional Publishing Group, a provider of financial, legal, regulatory and human resource information products and work solutions. From 1990 to December 1995, Mr. Mills was President of Thompson Financial Services, a provider of investment research. Mr. Mills is 52 years old.

David G. Turner Class II Director	Mr. Turner joined our Board of Directors in January 2004. Since February 2004, Mr. Turner has been Group Executive of Research and Development of MBNA. From July 2003 to February 2004, Mr. Turner was Senior Executive Vice President, eBusiness Channels and Internet Operations and a member of the Senior Operating Committee of MBNA. From November 2002 to June 2003, Mr. Turner was Executive Vice President of Gateway Business at Gateway, Inc. From November 2001 to November 2002, he was Senior Vice President of Sales and Marketing at Gateway. From April 2000 to November 2001, Mr. Turner was Vice President of Marketing and CMO at Gateway. From 1986 to January 2000, Mr. Turner held various positions at AT&T, including most recently that of Vice President, eBusiness. Mr. Turner is a member of the Board of Directors of the United States Chamber of Commerce. Mr. Turner is 40 years old.
Independent Directors
      A majority of our directors qualify as independent directors under the rules of the Nasdaq Stock Market for purposes of their Board and Committee services. Our Board of Directors has determined that our independent directors are Ms. Chong, Mr. Haroian, Mr. Melia, Mr. Mills, and Mr. Turner. At least four times a year, the independent directors meet in sessions at which only the independent directors are present.
Meetings and Committees of the Board of Directors
      Our Board of Directors held 19 meetings and acted by unanimous written consent 8 times during the year ended December 31, 2004. All of our directors attended at least 75% of the meetings of the Board of Directors and committees of the Board on which they served in 2004.
Policy Regarding Board Attendance
      Our Directors are expected to attend meetings of the Board and meetings of committees on which they serve. Our Directors are expected to spend the time needed at each meeting and to meet as frequently as necessary to properly discharge their responsibilities. It is our policy that the Chairman of the Board or, if the Chairman is unavailable or not independent, another independent director shall attend every annual meeting of stockholders. Three of our directors at the time, Mr. Donahue, Mr. Melia and Pamela D.A. Reeve, attended the Special Meeting in Lieu of 2004 Annual Meeting of Stockholders.

Standing Committees
      Our Board of Directors has three standing committees: the Audit Committee, the Nominating and Governance Committee and the Compensation Committee. All of the members of the Audit Committee, the Nominating and Governance Committee and the Compensation Committee meet the applicable independence requirements of the Nasdaq Stock Market for the committees on which they serve. Our Board of Directors has adopted written charters for each of these committees. Copies of each of these charters are posted on the Investor Relations section of our web site at www.lightbridge.com and written copies may be requested by contacting Investor Relations, Lightbridge, Inc., 30 Corporate Drive, Burlington, MA 01803, Telephone: 781-359-4000.
      The membership of each committee of our Board is as follows:

Audit Committee:	Nominating and Governance Committee:	Compensation Committee:
Gary E. Haroian, Chair	Andrew G. Mills, Chair	Rachelle B. Chong, Chair
Kevin C. Melia	Kevin C. Melia	David G. Turner
Andrew G. Mills	Rachelle B. Chong	Kevin C. Melia
Audit Committee
      Our Audit Committee is currently composed of Messrs. Haroian, Melia and Mills. The Audit Committee met 16 times and acted by unanimous written consent one time during the year ended December 31, 2004. Our Audit Committee provides direct contact between our independent registered public accounting firm and members of our Board of Directors, and our independent registered public accounting firm reports directly to the committee. The primary role of the Audit Committee is to assist our Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information proposed to be provided to shareholders and others, the internal control systems and disclosure controls established by management and the Board, the audit process and the qualifications, independence and performance of our independent registered public accounting firm. The Audit Committee is directly responsible for selecting, compensating, evaluating and, when necessary, replacing our independent registered public accounting firm. Our Audit Committee has adopted procedures for the treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission by our employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. These procedures are set forth in our Code of Ethics.
      The Board of Directors determined that the members of our Audit Committee are not only independent, but also are “financially literate” for purposes of NASDAQ rules (that is, able to read and understand financial statements). In addition, the Board has found that Messrs. Haroian and Melia qualify as an “audit committee financial experts.” Mr. Haroian served as a Certified Public Accountant for a major public accounting firm prior to his career as an executive in the technology industry. He was Chief Financial Officer at Bowstreet, Inc. and Concord Communications, Inc. and currently serves on the audit committee of Network Engines, Inc., Aspen Technologies, Inc. and Embarcadero Technologies, Inc. Mr. Melia was Chief Financial Officer of Sun Microsystems Corporation from 1992 to 1994. Mr. Melia also serves as a member of the Audit Committee of Iona Technologies, Inc.
Nominating and Governance Committee
      The current members of our Nominating and Governance Committee are Ms. Chong and Messrs. Melia and Mills. Our Nominating and Governance Committee’s responsibilities include providing recommendations to our Board of Directors regarding nominees for director and membership on the committees of our Board. An additional function of the Nominating and Governance Committee is to develop corporate governance practices to recommend to our Board and to assist our Board in complying with those practices. Our Nominating and Governance Committee held ten meetings during the year ended December 31, 2004.

Director Candidates and Selection Process
      The Nominating and Governance Committee, in consultation with our Chief Executive Officer and the Chairman of the Board, identifies and reviews candidates for our Board of Directors and recommends to our full Board candidates for election to the Board. In selecting new directors, the committee considers any requirements of applicable law or listing standards, a candidate’s strength of character, judgment, business experience and specific area of expertise, factors relating to the composition of the Board (including its size and structure), principles of diversity, and such other factors as the committee deems to be appropriate. As part of this responsibility, the committee is responsible for conducting, subject to applicable law, any and all inquiries into the background and qualifications of any candidate for the Board and such candidate’s compliance with the independence and other qualification requirements established by the committee or imposed by applicable law or listing standards. The Committee has also used third-party recruiting firms to assist it in identifying nominees for director.
      The Nominating and Governance Committee will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Nominating and Governance Committee will take into consideration the factors discussed above. The Nominating and Governance Committee may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. To have a candidate considered by the Nominating and Governance Committee, a stockholder must submit the recommendation in writing and must include the following information:

•	The name and address of the stockholder and the class and number of shares beneficially owned by the stockholder and owned of record by the stockholder; and

•	All information relating to the candidate that is required to be disclosed in solicitation of proxies for election of a director, or is otherwise required pursuant to Regulation 14A under the Securities and Exchange Act of 1934 or any other statute, rule or regulation applicable thereto.
      The stockholder recommendation and information described above must be sent to our secretary and must be received by our secretary not less than sixty (60) days prior to the date of our annual meeting of stockholders as specified in our By-Laws (the fourth Wednesday in May) and if less than seventy (70) days’ notice or prior public disclosure of the date of such annual or special meeting is given or made, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of such annual or special meeting was mailed or the day on which public disclosure was made of the date of such annual or special meeting.
      Our Nominating and Governance Committee is governed by a charter, a current copy of which is available in the Investor Relations Section of our web site at www.lightbridge.com. A copy of the written charter may be requested by contacting Investor Relations, Lightbridge, Inc., 30 Corporate Drive, Burlington, MA 01803, Telephone: 781-359-4000.
Compensation Committee
      The current members of our Compensation Committee are Ms. Chong and Messrs. Turner and Melia. The purpose of the Compensation Committee is to discharge the responsibilities of our Board of Directors relating to compensation of our directors and executive officers and related matters, to review and make recommendations to the Board regarding employee compensation and benefit plans and programs generally and to administer our stock option plans and employee stock purchase plan. The Compensation Committee met 17 times and acted by unanimous written consent 6 times during the year ended December 31, 2004.
Compensation Committee Interlocks and Insider Participation
      None of the members of the Compensation Committee during the year ended December 31, 2004 has ever been one of our employees. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as members of our Board of Directors or Compensation Committee.
Communications with our Board of Directors
      Our stockholders may communicate directly with the members of our Board of Directors or the individual chair of standing Board committees by writing directly to those individuals care of the Company at 30 Corporate Drive, Burlington, MA 01803. Our policy is to forward, and not to intentionally screen, any mail received at our corporate office that is sent directly to an individual.
Code of Ethics
      We have adopted a Code of Ethics that applies to all of our employees, executive officers and directors. Our Code of Ethics includes provisions covering conflicts of interest, business gifts and entertainment, outside activities, compliance with laws and regulations, insider trading practices, antitrust laws, payments to government personnel, bribes or kickbacks, corporate record keeping, accounting records, the reporting of illegal or unethical behavior and the reporting of accounting concerns. Any waiver of any provision of the Code of Ethics granted to an executive officer or director may only be made by the Board of Directors. A copy of our Code of Ethics is posted on the Investor Relations section of our web site at www.lightbridge.com., or written copies may be requested by contacting Investor Relations, Lightbridge, Inc., 30 Corporate Drive, Burlington, MA 01803, Telephone: 781-359-4000.
Compensation of Directors
      Directors who are not our employees receive $2,000 for each Board meeting they attend and $1,000 for each meeting they attend of a committee of the Board on which they serve. Non-employee Directors also receive an annual retainer of $20,000 for their services as directors. The Audit Committee Chair receives an annual retainer of $10,000, the Compensation Committee Chair receives an annual retainer of $6,000 and other committee chairs receive an annual retainer of $5,000 for their services as chairperson of a committee. Any non-employee Director who also serves as Chairman of the Board receives an annual all-inclusive retainer of $70,000. In 2004, in addition to an annual retainer of $20,000, Mr. Melia also received an additional annual retainer of $55,000 for his services as Chairman of the Board.
      It has been our practice that Directors who are not our employees also receive stock option grants. Upon election to the Board of Directors, each non-employee director receives options to purchase 25,000 shares of common stock, which vest in three equal annual installments. In addition, immediately following each annual meeting of stockholders (or special meeting in lieu thereof), each non-employee director re-elected to or remaining on the Board is granted fully vested options to purchase 10,000 shares of common stock, provided that:

•	any prior grants held by the director have fully vested; or

•	at least two annual meetings of stockholders (or special meetings in lieu thereof) have elapsed between any prior grant made to the director and the meeting upon which the subsequent grant would occur.
      The exercise price per share of each option grant is equal to the closing price of our common stock on the date of such grant, as reported by The Nasdaq Stock Market (National Market System). In accordance with the foregoing provisions, during the year ended December 31, 2004, Messrs. Donahue and Turner each received an option to purchase 25,000 shares of common stock at a price of $8.80 per share in connection with their election to the Board of Directors in January 2004, and Ms. Chong and Mr. Mills each received options to purchase 10,000 shares of common stock at a price of $5.39 per share. Directors who are our employees are not entitled to receive any separate compensation for serving as directors.

OUR EXECUTIVE OFFICERS
Background Information About Executive Officers
      Brief biographies of our executive officers follow. The ages of the executive officers are given as of April 22, 2005. You will find information about their holdings of common stock on page 19.

Robert E. Donahue President and Chief Executive Officer	You will find background information about Mr. Donahue on page 5.

Timothy C. O’Brien Vice President, Finance and Administration, Chief Financial Officer and Treasurer	Mr. O’Brien has served as our Vice President, Finance and Administration, Chief Financial Officer and Treasurer since June 2004. From June 2001 until April 2003, Mr. O’Brien served as Chief Financial Officer and board member of E Ink Corporation, a provider of visual communication technology. From June 2000 until May 2001, Mr. O’Brien served as Chief Financial Officer and board member of WebCT, Inc., a provider of e-learning systems for educational institutions. From March 1995 to March 2000, Mr. O’Brien served as Chief Financial Officer and board member of Ziff-Davis Holdings, Inc., a publishing and media company. Mr. O’Brien is 56 years old.

Roy Banks President, Authorize.Net	Mr. Banks has served as President of our Payment Processing Services business unit since October 2004. From March 2004 until October 2004, he served as General Manager of Authorize.Net Corporation. From June 2000 until March 2004, he served as General Manager of InfoSpace, Inc., a provider and publisher of mobile content and applications in North America. From August 1999 until June 2000, Mr. Banks served as the Vice President of Business Development at Go2Net, an internet infrastructure provider. Mr. Banks is 38 years old.

Eugene J. DiDonato Vice President and General Counsel	Mr. DiDonato has served as our corporate Secretary since April 2005 and as our Vice President and General Counsel since December 2000. He joined Lightbridge in November 2000. From July 1997 to November 2000, Mr. DiDonato served as the Vice President and General Counsel of Peritus Software Services, Inc., a publicly traded, technology-backed, software services company. From November 1993 to June 1997, Mr. DiDonato served as the Vice President and General Counsel of Cayenne Software, Inc. (formerly Bachman Information Systems, Inc.), a publicly traded software and services company. Mr. DiDonato is 48 years old.

Compensation of Executive Officers

Summary Compensation Table for 2004, 2003 and 2002
      The following table summarizes the annual and long-term compensation that we paid for the past three fiscal years to:

•	Robert E. Donahue and Pamela D.A. Reeve, each of whom served as our chief executive officer during a portion of 2004;

•	our four other most highly compensated executive officers in 2004 who continued to serve as executive officers on December 31, 2004; and

•	two individuals who were among our four most highly compensated executive officers in 2004 but who were not serving as executive officers on December 31, 2004.
Summary Compensation Table

					Long-Term
					Compensation
					Awards

		Annual Compensation		Other Annual	Securities	All Other
				Compensation	Underlying	Compensation
Name and Principal Position(s)	Year	Salary($)	Bonus($)(1)	($)(2)	Options(#)	($)(3)

Robert E. Donahue(4)	2004	$157,500	$161,417	—	325,000	$3,600
President and Chief Executive
Officer
Timothy C. O’Brien(5)	2004	$153,462	$78,333	—	250,000	$3,808
Vice President, Finance and
Administration, Chief Financial
Officer and Treasurer
Roy Banks(6)	2004	$117,864	$76,000	—	100,000	$3,219
President, Authorize.Net
Judith A. Dumont(7)	2004	$226,729	$95,680	—	100,000	$5,736
President, Telecom Decisioning	2003	$198,077	$75,000	—	50,000	$4,998
Services	2002	$190,000	$71,510	—	—	$4,750
Eugene J. DiDonato	2004	$198,846	$52,000	—	75,000	$5,578
Vice President, General Counsel	2003	$188,077	$38,000	—	—	$5,229
	2002	$180,000	$33,570	—	20,000	$5,400
Pamela D.A. Reeve(8)	2004	$247,500	—	$35,234	200,000	$890,411
Former Chief Executive Officer	2003	$390,000	$175,000	$23,930	50,000	$6,000
	2002	$390,000	$97,920	$17,302	—	$5,500
Edward DeArias(9)	2004	$219,615	—	—	50,000	$308,848
Former Vice President,	2003	$225,000	$55,000	$74,250	—	$6,000
Worldwide Sales and Marketing	2002	$17,308	$25,000	—	—	—
Harlan B. Plumley(10)	2004	$118,265	—	—	—	$255,198
Former Vice President, Finance	2003	$225,000	$56,250	—	—	—
and Administration, Chief	2002	$225,000	$105,370	—	100,000	—
Financial Officer and Treasurer

(1)	Represents the bonus amounts earned by the named individuals in respect of the applicable year.

(2)	Represents sales commissions paid to Mr. DeArias, amounts for personal use of Company car for Ms. Reeve and tax reimbursement for use by and transfer to Ms. Reeve of Company car.

(3)	Represents matching contributions made pursuant to the Company’s 401(k) Plan, severance and related payments paid, payable or accrued for terminated employees including outplacement costs, accrued vacation balances and COBRA costs for Ms. Reeve, Mr. DeArias and Mr. Plumley, the value of the car transferred to Ms. Reeve, and costs for life insurance premiums for Ms. Reeve.

(4)	Mr. Donahue became an executive officer of Lightbridge in August 2004.

(5)	Mr. O’Brien joined Lightbridge in June 2004.

(6)	Mr. Banks joined Lightbridge in March 2004 in connection with our acquisition of Authorize.Net. Corporation.

(7)	Ms. Dumont’s employment terminated in January 2005. Information concerning Ms. Dumont’s severance payments and related benefits is set forth in “Employment, Separation and Change in Control Agreements” below.

(8)	Ms. Reeve’s employment terminated in August 2004.

(9)	Mr. DeArias joined Lightbridge in December 2002 and his employment terminated in October 2004.

(10)	Mr. Plumley’s employment terminated in June 2004.

Option Grants in 2004
      The following table sets forth information regarding the options that we granted to the persons named in the Summary Compensation Table during the year ended December 31, 2004.
Option Grants in Last Fiscal Year

					Potential Realizable Value
	Individual Grants				at Assumed Annual Rate of
					Stock Price Appreciation
		% of Total	Exercise		for Option Term(3)
		Options	Price Per	Expiration
Name	# of Shares	Granted(1)	Share(2)	Date	5%($)	10%($)

Robert E. Donahue	25,000	0.85%	$8.80	1/14/2014	$138,357	$350,623
	300,000	10.33%	3.76	8/3/2014	709,393	1,797,741
Timothy C. O’Brien	250,000	8.61%	5.50	6/30/2014	864,730	2,191,396
Roy Banks	15,000	0.52%	4.67	9/14/2014	44,054	111,642
	25,000	0.86%	4.90	9/30/2014	77,040	195,233
	60,000	2.07%	6.36	3/31/2014	239,986	608,172
Judith A. Dumont	80,000	2.75%	7.70	2/8/2014	387,399	981,745
	20,000	0.69%	4.67	9/14/2014	58,739	148,856
Eugene J. DiDonato	60,000	2.07%	7.70	2/8/2014	290,549	736,309
	15,000	0.52%	4.67	9/14/2014	44,054	111,642
Pamela D.A. Reeve	200,000	6.89%	7.85	2/18/2014	987,365	2,502,176
Edward DeArias	50,000	1.72%	7.70	3/31/2014	242,124	613,591

(1)	Percentages are calculated based on a total of 2,904,430 options granted in the year ended December 31, 2004.

(2)	All options were granted at fair market value, which was determined by the Compensation Committee to be the closing price of our common stock on the date of grant, as reported by The Nasdaq Stock Market (National Market System).

(3)	The amounts shown represent hypothetical values that could be achieved for the respective options if exercised at the end of their option terms. These gains are based on assumed rates of stock appreciation of five percent and ten percent, compounded annually from the date the respective options were granted to the date of their expiration. The gains shown are net of the option price, but do not include deductions for taxes or other expenses that may be associated with the exercise. Actual gains, if any, on stock option exercises will depend on future performance of the common stock, the optionholders’ continued employment through the option period, and the date on which the options are exercised.

Aggregated Option Exercises in 2004 and Option Values at December 31, 2004
      The following table sets forth information as to options exercised during the year ended December 31, 2004, and unexercised options held at the end of such fiscal year, by the persons named in the Summary Compensation Table.
Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money Options
	Acquired	Value	Options at Fiscal Year-End		at Fiscal Year-End($)(2)
	On	Realized
Name	Exercise(#)	($)(1)	Exercisable(#)	Unexercisable(#)	Exercisable($)	Unexercisable($)

Robert E. Donahue	—	$—	100,000	225,000	$228,000	$456,000
Timothy C. O’Brien	—	—	25,000	225,000	13,500	121,500
Roy Banks	—	—	10,562	89,438	5,675	43,375
Judith A. Dumont	—	—	99,161	79,839	3,768	23,633
Eugene J. DiDonato	—	—	70,626	64,374	2,825	17,725
Pamela D.A. Reeve	200,000	$1,454,000	700,000	—	—	—
Edward DeArias	—	—	53,125	—	—	—

(1)	The values in this column are based on the last reported sale prices of the common stock on the respective dates of exercise as reported by The Nasdaq Stock Market (National Market System), less the respective option exercise prices.

(2)	The closing sale price for the common stock as reported by The Nasdaq Stock Market (National Market System) on December 31, 2004 was $6.04. Value is calculated on the basis of the difference between the option exercise price and $6.04, multiplied by the number of shares of common stock underlying the option.

Equity Compensation Plans
      The equity compensation plans approved by our stockholders as of December 31, 2004 were our 1990 Incentive and Nonqualified Stock Option Plan, our 1996 Incentive and Non-Qualified Stock Option Plan, our 1996 Employee Stock Purchase Plan and our 2004 Stock Incentive Plan. In addition, we assumed the Coral Systems, Inc. Stock Option Plan and the Coral Systems, Inc. Amended and Restated Stock Option Plan in connection with our acquisition of Coral Systems, Inc. in November 1997, and the Corsair Communications, Inc. 1997 Stock Incentive Plan and the Subscriber Computing, Inc. 1997 Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan in connection with our acquisition of Corsair Communications, Inc. in February 2001.
      The only equity compensation plan that we had adopted as of December 31, 2004 and which had not been approved by our stockholders was our 1998 Non-Statutory Stock Plan. Our Board of Directors adopted the 1998 Nonqualified Stock Option Plan in May 1998. The plan authorized the grant of nonqualified stock options to directors, officers and other employees of Lightbridge or its subsidiaries, and also to consultants and other service providers.
      As of December 31, 2004, the only equity compensation plan under which we could make additional grants or awards was our 2004 Stock Incentive Plan. All of the other plans we have adopted remain in effect solely with respect to prior grants and awards that remain outstanding.

      The following table provides information as of December 31, 2004 regarding securities authorized for issuance under our equity compensation plans.
Equity Compensation Plan Information

	Number of shares			Number of shares remaining
	to be issued upon		Weighted-average	available for future issuance
	exercise of		exercise price of	under equity compensation
	outstanding options,		outstanding options,	plans (excluding shares
Plan category	warrants and rights		warrants and rights	reflected in column (a))

	(a)		(b)	(c)
Equity compensation plans approved by stockholders	4,194,675	(1)	$7.75	2,499,857
Equity compensation plans not approved by stockholders	487,901		10.09	—

Total	4,682,576		$8.00	2,499,857

(1)	This table includes shares of common stock issuable pursuant to stock option plans that we assumed in connection with our acquisitions of Coral Systems, Inc. in November 1997 and Corsair Communications, Inc. in February 2001.
Compensation Committee Report
      The following is a report of the Compensation Committee describing the compensation policies and rationales that the Compensation Committee used to determine the compensation paid to our executive officers for the year ended December 31, 2004.
      The purpose of the Compensation Committee is to discharge the responsibilities of our Board of Directors relating to compensation of our directors and executive officers and related matters and to review and make recommendations to the Board regarding employee compensation and benefit plans and programs generally. In addition, the Compensation Committee is responsible for administering Lightbridge’s compensation programs, including our 1996 Employee Stock Purchase Plan and 2004 Stock Incentive Plan. The Compensation Committee also performs other duties that the Board of Directors periodically assigns to it.
      The Compensation Committee seeks to achieve three broad goals in connection with Lightbridge’s executive compensation programs and decisions regarding individual compensation:

•	structuring executive compensation programs in a manner that will enable Lightbridge to attract and retain key executives;

•	rewarding executives for Lightbridge’s achievement of financial goals or other business objectives, in order to create a performance-oriented environment; and

•	providing executives with an equity interest in Lightbridge so as to link a portion of their compensation with the performance of the common stock.
      Lightbridge’s executive compensation program generally consists of three elements: base salary, annual cash bonus, and a stock-based equity incentive in the form of participation in Lightbridge’s stock option plans. The executive officers are also eligible to participate in other employee benefit plans, including health and life insurance plans and a 401(k) retirement plan, on substantially the same terms as other employees who meet applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or on the benefits that may be payable under these plans. In establishing base salaries for executives, the Compensation Committee monitors salaries at other companies, particularly those companies in similar markets and companies located in similar geographic areas as Lightbridge. In addition, for each executive, the Compensation Committee considers historic salary levels, work responsibilities and base salary relative to other executives at Lightbridge. To the extent determined to be appropriate, the Compensation Committee also considers general economic conditions, Lightbridge’s financial performance and each individual’s performance.
      Lightbridge’s approach to the Chief Executive Officer’s compensation package in fiscal 2004 was to be competitive with other companies in the Company’s markets and to tie a significant percentage of the Chief Executive Officer’s total compensation package to Lightbridge’s performance.
      During her tenure as Chief Executive Officer, Pamela D.A. Reeve was party to an employment agreement with Lightbridge that established her annual base salary during the term of the agreement, subject to increase (but not decrease) at the discretion of the Board of Directors. Ms. Reeve’s base salary was designed to give her assurance of a base level of compensation, commensurate with her position and duration of employment with Lightbridge. Ms. Reeve received a base salary at an annual rate of $390,000 in 2004, and also received use of a company car. In August 2004, Ms. Reeve entered into a separation agreement with Lightbridge pursuant to which she resigned as an officer and director of Lightbridge, and she was entitled to receive, as severance payments, (i) $390,000 as a lump sum, (ii) a continuation of her then-current base salary on Lightbridge’s normal payroll cycle for a period of one year, and (iii) the right to retain the Lightbridge-owned automobile, which had a total book value of approximately $33,000, laptop computer and wireless telephone used by her. The agreement also provided for the extension of the exercise period of options to purchase shares of common stock held by her through February 2, 2006, for up to $50,000 in outplacement services and for certain other benefits. In determining the terms of Ms. Reeve’s separation agreement, the Compensation Committee considered her length of service to the Company (more than ten (10) years), separation benefits offered to the Company’s other terminated executive officers, and market data regarding CEO separation benefits.
      In August 2004, Lightbridge entered into an employment agreement with Robert E. Donahue, pursuant to which he served as Lightbridge’s interim President and Chief Executive Officer. Mr. Donahue’s employment agreement provided for the following principal compensation components: (a) a base salary at the rate of $390,000 per year; (b) a bonus of up to 100% of base salary, subject to achievement of management business objectives determined by the Board of Directors and Mr. Donahue; and (c) an option to purchase 300,000 shares of Lightbridge’s common stock at a price of $3.76 per share, which was the closing price of Lightbridge’s common stock on the date of grant. The option was vested as to 100,000 shares on the date of grant. The remaining 200,000 shares vest in full on the fourth anniversary of the date of grant, provided, however, that the vesting of such remaining shares is subject to acceleration as follows: (i) in the event that the average closing price of the common stock (as reported by the Nasdaq National Market) over any 20 consecutive trading day period beginning on or after the date of grant and ending on or before the date Mr. Donahue’s employment as President and Chief Executive Officer terminates equals or exceeds $7.50, the option shall immediately vest as to 100,000 of the remaining shares; and (ii) in the event that such average closing price equals or exceeds $10.00, the Stock Option shall immediately vest in full. The option has a term of 10 years and terminates 90 days after Mr. Donahue ceases to serve as President and Chief Executive Officer. In determining the terms of Mr. Donahue’s employment agreement, the Compensation Committee considered the Company’s operating circumstances and challenges and market data regarding CEO compensation. Mr. Donahue’s employment agreement was superseded by a new employment agreement when his period as interim President and Chief Executive Officer ended in January 2005.
      Executive bonuses generally are considered and granted on an annual basis. Payment of each bonus installment is generally subject to the continued employment of the bonus recipient. Lightbridge adopts a target bonus plan for officers shortly after the beginning of each year, with targets typically based on financial goals for the year and/or individual goals and objectives established for an executive in a given year. The target bonus plan may be modified during the year in certain circumstances. After Lightbridge’s financial results for the year are available, the Compensation Committee evaluates the performance of the officers and determines the extent to which bonuses are to be paid from the target bonus plan. In certain circumstances, the Compensation Committee may also approve discretionary bonus payments for officers based on management’s recommendations. In accordance with these procedures, in early 2004 Lightbridge adopted its 2004 target bonus plan. In early 2005, the Compensation Committee determined the extent to which bonuses would be paid to officers out of the 2004 target bonus plan or on a discretionary basis. In February 2005, the Compensation Committee approved a bonus of $161,417 for Mr. Donahue for 2004, based on the level of achievement of the financial and qualitative management business objectives previously established for him.
      Generally, Lightbridge’s policy with respect to option grants to executive officers is to create a performance incentive for such officers by providing them the ability to acquire or increase a proprietary interest in Lightbridge and its success. In determining the size of each stock option grant, the Compensation Committee emphasized the seniority, responsibilities and performance of the executive, as well as equity compensation arrangements at other companies and in the same geographic area. In 2004, options were granted to Robert E. Donahue, Timothy C. O’Brien, Roy Banks, Judith A. Dumont, Eugene J. DiDonato, Pamela D.A. Reeve and Edward DeArias.
      Section 162(m) of the Internal Revenue Code of 1986 generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to its chief executive officer and its four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. In this regard, Lightbridge has limited the number of shares subject to stock options that may be granted to Lightbridge employees in a manner that complies with the performance-based requirements of Section 162(m). Based on the compensation awarded to Lightbridge’s executive officers, it does not appear that the Section 162(m) limitation will have a significant impact on Lightbridge in the near term. While the Compensation Committee does not currently intend to qualify its executive bonus awards as a performance-based plan, it will continue to monitor the impact of Section 162(m) on Lightbridge.

Rachelle B. Chong, Chair
David G. Turner
Kevin C. Melia
Employment, Separation and Change in Control Agreements
      During 2004, we were party to an employment agreement with Pamela D.A. Reeve under which Ms. Reeve was employed as our Chief Executive Officer. The employment agreement was terminable at will, but provided for severance payments to Ms. Reeve if we terminated her employment without cause. In August 2004 we entered into a separation agreement and release with Ms. Reeve pursuant to which she resigned as an officer and director of Lightbridge, and she was entitled to receive, as severance payments, (i) $390,000 as a lump sum, (ii) a continuation of her then-current base salary on our normal payroll cycle for a period of one year and (iii) the right to retain the Lightbridge-owned automobile, which had a total book value of approximately $$33,000, laptop computer and wireless telephone used by her. The agreement also provided for the extension of the exercise period of options to purchase shares of common stock held by her through February 2, 2006, for up to $50,000 in outplacement services and for certain other benefits. During 2004, Ms. Reeve’s son, Stephen Reeve, served as one of our employees and received total cash compensation of approximately $82,000. He also participated in our employee benefit plans.
      In August 2004, we entered into an employment agreement with one of our directors, Robert E. Donahue, pursuant to which he agreed to serve as our interim President and Chief Executive Officer. Mr. Donahue’s employment agreement provided for him to receive a base salary at the rate of $390,000 per year, a bonus of up to 100% of base salary, subject to achievement of management business objectives determined by the Board of Directors and Mr. Donahue, and an option to purchase 300,000 shares of our common stock at a price of $3.76 per share, as described in the Compensation Committee Report above. The August 2004 Employment Agreement with Mr. Donahue was superseded by the employment agreement entered into on January 7, 2005 described below.
      On January 7, 2005, we entered into an employment agreement with Mr. Donahue (the “Donahue Agreement”) after his period as interim President and Chief Executive Officer ended, which provides for payment of an annual base salary of $395,000 and a bonus of up to 100% of base salary upon achievement of goals and objectives established annually by Compensation Committee. The Donahue Agreement also provides that the Company shall nominate and recommend to its stockholders the election of Mr. Donahue as a member of the Company’s Board of Directors.
      The Donahue Agreement provides for two stock option grants, the first for 250,000 shares, and the second for 150,000 shares. Each stock option has an exercise price of $6.11 per share. The 250,000 share option vests over four years: 10% on grant, 3.75% per quarter during year one, and 6.25% per quarter during years two through four. The 150,000 share option vests 1/3 of the shares upon achievement of each of $12.50, $15.00 and $17.50 average share price within four years of grant and during Mr. Donahue’s employment by the Company.
      The Donahue Agreement provides for payment of twelve months’ salary (plus specified benefit continuation costs) in the event of Mr. Donahue’s termination without cause (as defined in the Donahue Agreement), for one year’s acceleration of the first option above and for the right to continue to exercise the first and second option above, to the extent each is vested, until 90 days following the end of the salary continuation period. In the event that within two years following a change of control (as defined in the Donahue Agreement), Mr. Donahue’s employment is terminated without cause or Mr. Donahue terminates his employment for good reason (as defined in the Donahue Agreement), the Donahue Agreement provides for the payment of one and half times Mr. Donahue’s base salary and one and a half times his prior year’s bonus, for acceleration of vesting of any unvested shares under the first option above and under the 300,000 share option granted to Mr. Donahue in August 2004 and for payment of specified benefit continuation costs for eighteen months.
      During 2004, we were party to an employment agreement with Harlan B. Plumley, under which we agreed to employ Mr. Plumley as our Vice President, Finance & Administration, Chief Financial Officer and Treasurer. The employment agreement was terminable at will, but provided for severance payments to Mr. Plumley if we terminated his employment without cause. In May 2004, we entered into a separation agreement and release with Mr. Plumley pursuant to which he received a severance payment of $233,000 and was permitted to retain the Lightbridge-owned laptop computer used by him. The agreement also provided for the extension of the exercise period of options to purchase shares of common stock held by him through December 31, 2004, for up to $25,000 in outplacement services and for certain other benefits.
      On November 8, 2004 we entered into a separation agreement and release with Edward DeArias, who was then serving as one of our executive officers. Under Mr. DeArias’s agreement, his services as Vice President, Worldwide Sales and Marketing terminated on October 31, 2004 and he was entitled to receive, as severance payments, a continuation of his then-current base salary through October 31, 2005, subject to reduction by the amount of any income he received from new employment during the salary continuation period. During 2004, we made payments totaling approximately $58,000 to Mr. DeArias under his severance agreement. The agreement also provided for the extension of the exercise period of options to purchase shares of common stock held by him through January 29, 2005, for up to $10,000 in outplacement services and for certain other benefits.
      On January 7, 2005, we entered into a Separation Agreement and Release with Judith Dumont, its former President of Telecommunications Decisioning Services. The Agreement provides for (i) the termination of Ms. Dumont’s employment effective January 31, 2005, (ii) the payment of Ms. Dumont’s base salary for a period of up to eleven (11) months after the termination of her employment (iii) outplacement assistance of up to $10,000; (iv) the extension of the time to exercise any vested options through May 1, 2005; and (v) certain other benefits and restrictions as set forth in the Agreement.
      On April 27, 2005, the Compensation Committee of the Board of Directors authorized us to enter into agreements with Messrs. Banks, DiDonato and O’Brien providing, in the event of a change in control and termination of employment without good reason, for the payment of one times base salary and one times prior year’s bonus. These agreements are expected to be finalized and executed in the second quarter of 2005.

INFORMATION ABOUT COMMON STOCK OWNERSHIP AND PERFORMANCE
Stock Owned by Directors, Executive Officers and Greater-Than-5% Stockholders
      The following table sets forth information as of April 22, 2005 with respect to the beneficial ownership of our common stock by (i) each person that we know owns of record or beneficially more than 5% of the outstanding common stock, (ii) the persons named in the Summary Compensation Table, (iii) each director, including each nominee for re-election, and (iv) all current executive officers and directors as a group. As of April 22, 2005, there were 26,596,867 shares of common stock outstanding.

	Number of		Total Shares
	Shares	Right to	Beneficially
Names and Addresses of Beneficial Holders(1)	Owned(2)	Acquire(3)	Owned	Percent

Wells Fargo & Company(4)
420 Montgomery Street
San Francisco, CA 94104
Wells Capital Management Incorporated
Wells Fargo Funds Management, LLC	3,742,070	—	3,742,070	14.07%
525 Market Street
San Francisco, CA 94105
Sidus Investment Partners, L.P.
Sidus Investments, Ltd.
Sidus Investment Management, LLC
Al Tobia
Mike Barone(5)	1,945,000	—	1,945,000	7.31%
767 Third Avenue, 15th Floor
New York, NY 10017
Conus Partners, Inc.(6)
Andrew Zacks	1,489,369	—	1,489,369	5.60%
One Rockefeller Plaza, 19th Floor
New York, NY 10020
Pamela D.A. Reeve	36,826	700,000	736,826	2.70%
Harlan B. Plumley	—	—	—	*
Judith A. Dumont	—	99,161	99,161	*
Eugene J. DiDonato	—	88,340	88,340	*
Edward DeArias	—	—	—	*
Timothy C. O’Brien	—	32,500	32,500
Roy Banks	—	36,312	36,312
Rachelle B. Chong	8,684	50,219	58,903	*
Andrew G. Mills	17,500	53,333	70,833	*
Kevin C. Melia	23,900	16,665	40,565	*
Gary Haroian	—	—	—	*
Robert E. Donahue	—	142,708	142,708	*
David G. Turner	11,850	8,333	20,183	*
All current directors and executive officers as a group (9 persons)	61,934	428,410	490,344	1.81%

*	Less than one percent.

(1)	The address of our executive officers and directors is in care of Lightbridge, Inc. at 30 Corporate Drive, Burlington, Massachusetts 01803.

(2)	Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares listed, subject to community property laws where applicable. Excludes shares that may be acquired through the exercise of stock options or other rights. The shares shown as beneficially owned by Messrs. Plumley and DeArias and Madams. Reeve and Dumont are based on information available to the Company or provided by the holder.

(3)	Represents shares that can be acquired through the exercise of stock options or other rights through June 21, 2005.

(4)	The “Number of Shares Owned” is based on information contained in a report on Schedule 13G, filed with the Securities and Exchange Commission on February 22, 2005. The report states that

•	Wells Fargo & Company has sole voting power with respect to 3,728,700 shares and sole dispositive power with respect to 3,525,075 shares

•	Wells Fargo Capital Management, LLC has sole voting power with respect to 834,630 shares and sole dispositive power with respect to 3,525,075 shares

•	Wells Fargo Funds Management, LLC has sole voting power with respect to 2,818,070 shares.

(5)	The “Number of Shares Owned” is based on information contained in a report on Schedule 13G, filed with the Securities and Exchange Commission on February 11, 2005. The report states that Sidus Investment Partners, L.P., Sidus Investments, Ltd., Sidus Investment Management, LLC, Al Tobia and Mike Barone each have shared voting power and shared dispositive power with respect to the shares indicated.

(6)	The “Number of Shares Owned” is based on information contained in an amendment to a report on Schedule 13G, filed with the Securities and Exchange Commission on February 11, 2005. The report states that Conus Partners, Inc. and Andrew Zacks each have shared voting power and shared dispositive power with respect to the shares indicated.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to report to the Securities and Exchange Commission their stock ownership at the time they become an executive officer, director or ten-percent stockholder and any subsequent changes in ownership. These executive officers, directors and ten-percent stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of these reports, we believe that all Section 16(a) reports applicable to our executive officers, directors and ten-percent shareholders during the fiscal year ended December 31, 2004 were filed on a timely basis.

Performance Graph
      The following graph compares the cumulative total return to stockholders of our common stock for the period from December 31, 1999 to December 31, 2004, to the cumulative total return of the Nasdaq 100 Stock Market Index and the Nasdaq Computer & Data Processing Services Index for the same period.
COMPARISON OF 60 MONTH CUMULATIVE RETURN
Among Lightbridge, Inc., The NASDAQ Stock Market and the Nasdaq Computer
& Data Processing Services Index
INFORMATION ABOUT OUR AUDIT COMMITTEE AND
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Audit Committee Report
      The following is a report of the Audit Committee describing the policies and procedures that it employed in reviewing Lightbridge’s financial statements for the year ended December 31, 2004 and related matters.
      In accordance with its written charter, the primary role of the Audit Committee is to assist our Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information proposed to be provided to shareholders and others, the internal control systems and disclosure controls established by management and the Board, and the audit process and the independent auditors’ qualifications, independence and performance.
      Management is responsible for the internal controls and preparation of Lightbridge’s financial statements. Lightbridge’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an audit of its consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing an opinion on the financial statements. The Audit Committee has met and held discussions with management and the independent registered public accounting firm regarding Lightbridge’s internal controls, financial reporting practices and audit process.

      The Audit Committee has reviewed and discussed Lightbridge’s audited consolidated financial statements for the fiscal year ended December 31, 2004 with management and the independent registered public accounting firm. As part of this review, the Audit Committee discussed with Deloitte & Touche LLP the communications required by the standards of the PCAOB, including those described in Statement on Auditing Standards No. 61, “Communication with Audit Committees.”
      The Audit Committee has received from Deloitte & Touche LLP a written statement describing all relationships between that firm and Lightbridge that might bear on the independent registered public accounting firm’s independence, consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit Committee has discussed the written statement with the independent registered public accounting firm, and has considered whether the independent registered public accounting firm’s provision of consultation and other non-audit services to Lightbridge is compatible with maintaining the registered public accounting firm’s independence.
      Based on the above-mentioned reviews and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that Lightbridge’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission.

Gary Haroian, Chair
Kevin C. Melia
Andrew G. Mills
Our Independent Registered Public Accounting Firm
      Deloitte & Touche LLP has been selected by the Audit Committee of the Board of Directors as the independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2005. Deloitte & Touche LLP also served as our independent registered public accounting firm in 2004. We expect that representatives of Deloitte & Touche will attend the meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.
Fees for Professional Services
      The following is a summary of the fees for professional services billed or expected to be billed by Deloitte & Touche LLP for the fiscal years ended December 31, 2004 and December 31, 2003:

	Fees

Fee category	2004	2003

Audit Fees	$889,000	$290,000
Audit-Related Fees	86,000	15,000
Tax Fees	161,000	70,000
All Other Fees	87,000	48,000

Total Fees	$1,223,000	$423,000
      Audit Fees. Audit Fees represent fees for professional services performed by Deloitte & Touche LLP for the audit of our annual financial statements and the review of our quarterly financial statements, as well as services that are normally provided in connection with statutory and regulatory filings or engagements and related expenses. In 2004, audit fees also include fees for professional services performed by Deloitte & Touche LLP for the attestation of management’s report on the effectiveness of internal controls over financial reporting and a three-year audit of Authorize.Net Corporation’s financial statements in conjunction with regulatory filings related to our acquisition of Authorize.Net Corporation.

      Audit-Related Fees. Audit-Related Fees represent fees for assurance and related services performed by Deloitte & Touche LLP that are reasonably related to the performance of the audit or review of our financial statements, including consultation on accounting standards or accounting for transactions.
      Tax Fees. Tax Fees represent fees for professional services performed by Deloitte & Touche LLP with respect to tax compliance, tax advice and tax planning and related expenses. These services include assistance with the preparation of federal, state, and foreign income tax returns.
      All Other Fees. All Other Fees represent fees for products and services provided by Deloitte & Touche LLP, other than those disclosed above. Other fees consist of fees for audits of and consultation services related to employee benefit plans and services for due diligence and other consultation services related to mergers and acquisitions.
Pre-Approval Policies and Procedures
      At present, our Audit Committee approves each engagement for audit or non-audit services before we engage Deloitte & Touche LLP to provide those services. All audit and non-audit services require pre-approval by the Audit Committee.
      Our Audit Committee has not established any pre-approval policies or procedures that would allow our management to engage Deloitte & Touche LLP to provide any specified services with only an obligation to notify the Audit Committee of the engagement for those services. None of the services provided by Deloitte & Touche LLP for fiscal 2004 was obtained in reliance on the waiver of the pre-approval requirement afforded in SEC regulations.
Whistleblower Procedures
      In our Code of Ethics, our Audit Committee has adopted procedures for the treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission by our Directors, officers and employees of concerns regarding questionable accounting, internal accounting controls or auditing matters.
OTHER MATTERS
Other Business
      Neither we nor our Board of Directors intends to propose any matters of business at the meeting other than those described in this proxy statement. Neither we nor our Board knows of any matters to be proposed by others at the meeting.
Stockholder Proposals for 2006 Annual Meeting
      A stockholder who intends to present a proposal at the 2006 Annual Meeting of Stockholders for inclusion in our 2006 proxy statement must submit the proposal by January 2, 2006. In order for the proposal to be included in the proxy statement, the stockholder submitting the proposal must meet certain eligibility standards and must comply with certain procedures established by the Securities and Exchange Commission, and the proposal must comply with the requirements as to form and substance established by applicable laws and regulations. The proposal must be mailed to our Secretary at our address set forth on the notice of meeting appearing on the cover of this proxy statement.
      In addition, in accordance with our By-Laws, a stockholder wishing to bring an item of business before the 2006 Annual Meeting of Stockholders must deliver notice of the item of business to us at our offices no later than March 25, 2006, even if the item is not to be included in our proxy statement.

SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS

LIGHTBRIDGE, INC.

Proof #2

Monday June 20, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

â Please detach along perforated line and mail in the envelope provided. â

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE TWO NOMINEES FOR DIRECTOR.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒

1. Election of Directors:					If this proxy is properly executed and returned, the shares represented thereby will be voted. If a choice is specified with respect to the matters to
		NOMINEES:			be acted upon, the shares will be voted upon the matters in accordance with the specifications made. IN THE ABSENCE OF ANY SPECIFICATION, THE
☐	FOR ALL NOMINEES	¡ ¡	Robert E. Donahue Kevin C. Melia		SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR DIRECTOR NAMED ON THIS PROXY.

☐	WITHHOLD AUTHORITY				PLEASE MARK, SIGN, DATE AND RETURN CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Proof #3

LIGHTBRIDGE, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Special Meeting in Lieu of 2005 Annual Meeting of Stockholders - June 20, 2005

     The undersigned stockholder of Lightbridge, Inc. (the “Company”) hereby appoints Timothy C. O’Brien and Eugene J. DiDonato and each or any of them, proxies, with full power of substitution to each and to each substitute appointed pursuant to such power, of the undersigned to vote all shares of common stock of the Company that the undersigned may be entitled to vote at the Special Meeting in Lieu of 2005 Annual Meeting of Stockholders of the Company to be held on Monday, June 20, 2005, and at any and all adjournments thereof (the “Meeting”), with all powers the undersigned would possess if personally present. The proxies are authorized to vote as indicated on the reverse side upon the matters set forth on the reverse side and in their discretion upon all other matters that may properly come before the Meeting. The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Special Meeting in Lieu of 2005 Annual Meeting of Stockholders and Proxy Statement for the Meeting and hereby revokes all proxies, if any, heretofore given by the undersigned to others for said Meeting.

(IMPORTANT - TO BE SIGNED AND DATED ON REVERSE SIDE)